Exhibit 99.1

        Quovadx Reports Third Quarter 2004 Financial Results;
                    GAAP EPS Loss Narrows to $0.09

    ENGLEWOOD, Colo.--(BUSINESS WIRE)--Nov. 9, 2004--Quovadx, Inc. (Nasdaq: QVDX), a global software and services company, today announced financial results for the third quarter ended September 30, 2004. Total revenue for the quarter was $21.0 million, up 46% from $14.4 million from the same period last year. Quovadx recorded recurring revenue of $11.7 million for the quarter, up 53% from $7.7 million from the third quarter of 2003. Acquisitions made by the company in 2003 contributed $11.3 million in total revenue and $4.1 million of recurring revenue to the third quarter 2004 results.
    Gross margin in the third quarter was 40.4% versus 27.5% in the third quarter of 2003 and 40.7% in the second quarter of 2004. Net loss, calculated in accordance with generally accepted accounting principles (GAAP), was $3.6 million or a loss of $0.09 per share for the quarter ended September 30, 2004. This compares with a GAAP loss of $6.2 million or a loss of $0.20 per share in the third quarter of 2003 and a GAAP loss of $5.9 million or a loss of $0.15 per share for the second quarter of 2004 .
    "I'm pleased with the progress we made during the third quarter," said Harvey A. Wagner, president and chief executive officer of Quovadx. "Our Rogue Wave Software and CareScience divisions registered sequential growth in revenue and the company as a whole did a good job of controlling costs. We recorded a 22% reduction in operating costs versus the second quarter of 2004, allowing us to narrow our GAAP loss to $0.09 per share. The combination of expense control and working capital management allowed us to generate $1.6 million of cash from operations to end the quarter with $19.5 million in cash and cash equivalents, a $1.5 million increase since June 30."
    The Company's deferred revenue was $18.0 million on September 30, 2004, compared to $19.4 million on December 31, 2003, and $11.7 million on September 30, 2003. Days sales outstanding (DSOs) were 68 on September 30, 2004, down from DSOs of 73 at June 30, 2004, and down from restated DSOs of 97 at December 31, 2003. The company remains debt-free.
    Revenue for the nine months ended September 30, 2004, increased 31% to $66.2 million, compared with $50.5 million in the first nine months of 2003. The 2004 nine months results include $31.7 million in total revenue from acquisitions made by the company in 2003. The Company recorded a loss of $22.3 million or a loss of $0.56 per share for the nine months ended September 30, 2004 on a GAAP basis. The 2004 results include certain one-time charges that increased the reported GAAP loss by $5.6 million or $0.14 per share. The company reported a loss of $10.4 million or a loss of $0.34 per share for the first nine months of 2003.
    "Our customers continue to be our top priority," stated Wagner. "Quovadx is a company with great potential, great products and great employees. We are committed to continuing to use these resources to provide our customers with innovative software, services and solutions that create value for their organizations."
    A summary of business activity for the third quarter of 2004 includes the following:

    -- The Integration Solutions division strengthened its channel program with three significant announcements. HealthVision Inc., a leading healthcare Internet company, joined forces with Quovadx for a program offering a customized, user-friendly clinician portal and mobile solution that allows real-time data sharing for customers using Cloverleaf(R) Integration Services. NDCHealth, a leading provider of health information solutions, introduced NDC ePREMIS(TM) verification management powered by Quovadx's QDX(TM) Cash Accelerator technology. CommerceWorks Group, specialists in the delivery of collaborative vertical market Web Service applications, will offer QDX Platform V components, including Cloverleaf Integration Services, to its customers in the United Kingdom as part of its integration and business process management solutions.

    -- The CareScience division announced two new agreements for its Care Data Exchange(R) (CDE) group. Community Healthcare Improvement Partnership (CHIP) in the Tri-City area of eastern Tennessee and western Virginia signed an agreement for the implementation of a Care Data Exchange(R) solution (CDE), currently in the first phase of deployment. An agreement was also signed with The Western North Carolina Health Network (The WNC Network), a collaboration of hospitals, county health departments and healthcare providers in western North Carolina, to conduct assessment and implementation planning to electronically link the region's providers, leveraging CDE consultants.

    -- The CareScience division signed agreements for the use of its Care Management System with several new or existing clients, including Fairfield Medical Center, Fairfield, OH; Maryland General Hospital, part of the University of Maryland Medical System; Medstar Health, Columbia, MD; North Mississippi Health Services, Inc.; Prince George Hospital Center, Cheverly, MD; Middle Tennessee Medical Center; Providence Health System; St. Vincent Hospital, Santa Fe, New Mexico; Temple University Health System; and University of Tennessee Medical Center.

    -- The Rogue Wave Software division signed an agreement with Sun Microsystems to add support for Sun Solaris x86 servers to its SourcePro(R) C++ Suite. Rogue Wave Software's industry-leading SourcePro(R) C++ and LEIF software support all versions of the Solaris platforms to help enterprises easily build, maintain, and evolve mission-critical applications, while realizing a significant reduction in total cost of ownership that the Solaris x86 provides.

    -- Rogue Wave Software and Providence Software Solutions, Inc., the maker of XVT, the industry's leading cross-platform development environment, announced a new strategic alliance to enable Providence to embed Rogue Wave(R) technology in its XVT Development Solution (DSP) for C++. This will provide high-performance, cross-database reusable components to Providence customers and facilitate support for multiple platforms and databases.

    -- Rogue Wave Software announced that SRD, the leader in identity recognition software, has embedded Rogue Wave SourcePro(R) Core and SourcePro(R) DB into its software to provide high-performance, cross-database reusable components to its customers and facilitate support for multiple platforms and databases.

    Conference Call

    Quovadx will host a conference call today, November 9, 2004, at 5:00 P.M. EST, which will broadcast live over the Internet. Please visit the "Investors" section of the Company's Website at http://www.quovadx.com. For those who cannot access the live broadcast, a replay will be available at http://www.quovadx.com, or by calling 888-203-1112 and entering code 800091. The replay will be available through November 15, 2004.

    About Quovadx, Inc.

    Quovadx, Inc. (Nasdaq: QVDX), a global software and services firm based in Englewood, Colorado, has helped more than 20,000 enterprise customers worldwide develop, extend and integrate applications based on open standards. Quovadx is comprised of three divisions, the Rogue Wave Software division, which provides reusable software components and services that facilitate application development, the Integration Solutions division, which offers vertically specific solutions to improve processes and leverage existing technology systems and the CareScience division, which provides care management services and analytical solutions to hospitals and health systems and is a pioneer in community-wide clinical data exchange. Quovadx serves companies in healthcare, financial services, telecommunications and the public sector. Quovadx operates internationally with more than 450 employees. For more information, please visit http://www.quovadx.com.

    Cautionary Statement: Certain forward-looking statements are included in this release, including statements relating to goals and future business opportunities. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Factors that may affect future results include market acceptance of and demand for our solutions, the success of our sales and marketing strategy, our ability to grow revenue, the need to maintain and enhance relationships with systems integrators, channel partners and other parties, competition, the impact of the pending SEC investigation and class action litigation, economic and general business conditions, failure to meet financial and product expectations of analysts and investors and other risks described in the Company's annual and quarterly filings with the SEC, copies of which are available without charge from the Company. The filings are available electronically through a link from Quovadx's investor relations web page or from the SEC Website at www.sec.gov under "Quovadx, Inc." If any of the events described in those filings were to occur, either alone or in combination, it is likely that our ability to reach the results described in the forward-looking statements could be impaired and our stock price could be adversely affected. We do not undertake any obligation to update or correct any forward-looking statements included in this release to reflect events or circumstances occurring after the date of this release.

    QUOVADX and QDX are trademarks of Quovadx, Inc. Rogue Wave, SourcePro and CLOVERLEAF are registered trademarks of Quovadx, Inc. Care Data Exchange(R) is a registered mark of the California Healthcare Foundation. All other company and product names mentioned may be trademarks of the companies with which they are associated.




Quovadx, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

                                      September 30,      December 31,
                                          2004               2003
                                  ------------------------------------
                                                        (Unaudited)
ASSETS                                                  (Restated)
Current assets:
  Cash, cash equivalents and
   short-term investments                   $18,943           $23,688
  Accounts receivable                        14,805            17,593
  Unbilled accounts receivable                1,166             3,465
  Other current assets                        2,763             4,304
                                  ------------------------------------
Total current assets                         37,677            49,050

  Property and equipment, net                 4,442             6,291
  Software, net                              13,645            28,876
  Other intangible assets                    18,695            17,735
  Goodwill                                   48,451            48,015
  Restricted cash                               550                 -
  Other assets                                1,665             5,223
                                  ------------------------------------
Total assets                               $125,125          $155,190
                                  ====================================

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Current liabilities:
  Accounts payable                           $3,845            $7,953
  Accrued liabilities                        11,680            15,881
  Unearned revenue                           17,976            19,066
                                  ------------------------------------
Total current liabilities                    33,501            42,900

  Deferred Revenue                                -               315
                                  ------------------------------------
Total liabilities                            33,501            43,215
                                  ------------------------------------

Commitments and contingencies

Total stockholders' equity                   91,624           111,975
                                  ------------------------------------
Total liabilities and
 stockholders' equity                      $125,125          $155,190
                                  ====================================

End of the period common shares
 outstanding                                 40,252            38,938
                                  ====================================





Quovadx, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

                                Three Months Ended  Nine Months Ended
                                   September 30,       September 30,
                               ------------------- -------------------
                                  2004     2003       2004     2003
                               ------------------- -------------------
                                        (Restated)          (Restated)

Revenue:
  License                        $6,550    $2,309   $19,451   $14,232
  Services                        2,708     4,396    11,582    13,267
  Recurring                      11,729     7,662    35,198    22,986
                               ------------------- -------------------
    Total revenue                20,987    14,367    66,231    50,485

Cost of revenue:
  License                         2,752     1,877     9,771     6,929
  Services                        3,733     3,412    12,080     9,650
  Recurring                       6,027     5,128    18,160    15,181
  Asset Impairment                    -         -     6,765         -
                               ------------------- -------------------
    Total cost of revenue        12,512    10,417    46,776    31,760
                               ------------------- -------------------

      Gross Profit                8,475     3,950    19,455    18,725
                               ------------------- -------------------

Operating Expenses:
  Sales and marketing             4,177     4,260    15,541    12,154
  General and administrative      4,456     3,001    14,887     9,177
  Research and development        3,096     2,669    10,436     7,162
  Amortization of acquired
   intangibles                      770       307     2,707     1,071
                               ------------------- -------------------
    Total operating expenses     12,499    10,237    43,571    29,564
                               ------------------- -------------------
Loss from operations             (4,024)   (6,287)  (24,116)  (10,839)

Other Income (Expense)
Gain on sale of assets              360         -     1,535         -
Interest income, net                 50        89       295       485
                               ------------------- -------------------
Net loss                        $(3,614)  $(6,198) $(22,286) $(10,354)
                               =================== ===================

Weighted average common shares
 outstanding - basic             40,249    30,866    39,751    30,486
                               =================== ===================
Weighted average common shares
 outstanding - diluted           40,249    30,866    39,751    30,486
                               =================== ===================

Net income (loss) per common
 share - basic and diluted       $(0.09)   $(0.20)   $(0.56)   $(0.34)
                               =================== ===================





Quovadx, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)
                                Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                ------------------ -------------------
                                  2004     2003       2004     2003
                                ------------------ -------------------
Cash flows from operating               (Restated)          (Restated)
 activities
Net loss                        $(3,614)  $(6,198) $(22,286) $(10,354)
Adjustments to reconcile net
 income (loss) to net cash used
 in operating activities:
  Depreciation and amortization   2,690     2,268     8,764     6,680
  Amortization of acquired
   intangibles                      755       307     2,350     1,071
  Gain on sale of assets           (360)        -    (1,535)        -
  Stock compensation expense        103         -       459         -
  Asset impairment                    -         -     7,116         -
  Bad debt expense                   80         -      (214)      477
  Change in assets and
   liabilities:
    Accounts receivable             651     3,652     3,317     5,993
    Unbilled accounts receivable    732       518     2,300    (1,948)
    Other assets                    753       441       416      (779)
    Accounts payable                200     1,100    (4,107)    1,260
    Accrued liabilities              45       227    (2,854)     (269)
    Unearned and deferred
     revenue                       (448)     (930)   (1,138)   (4,569)
                                ------------------ -------------------
         Net cash provided by
          (used in) operating
          activities              1,587     1,385    (7,412)   (2,438)
                                ------------------ -------------------

Cash flows from investing
 activities
  Purchase of property and
   equipment                       (121)     (537)     (656)   (1,106)
  Business Acquisition, net of
   acquired cash                      -    (7,514)    3,135    (7,514)
  Capitalized software                1      (667)     (914)   (2,228)
                                ------------------ -------------------
         Net cash provided by
          (used in) investing
          activities               (120)   (8,718)    1,565   (10,848)
                                ------------------ -------------------

Cash flows from financing
 activities
  Proceeds from issuance of
   common stock                      57       126     1,071       549
                                ------------------ -------------------
         Net cash provided by
          financing activities       57       126     1,071       549
                                ------------------ -------------------

Effect of foreign exchange rate
 changes on cash                    (78)        -        31         -
                                ------------------ -------------------

Cash, cash equivalents and
 short-term investments
  Net increase (decrease)         1,446    (7,207)   (4,745)  (12,737)
  Beginning of period            17,497    42,091    23,688    47,621
                                ------------------ -------------------
  End of period                 $18,943   $34,884   $18,943   $34,884
                                ================== ===================


Reconciliation to GAAP Basis
  Net cash provided by (used in)
   investing activities            (120)   (8,718)    1,565   (10,848)
  Sale of short-term investments      -     4,777         -    19,831
  Purchase of short-term
   investments                     (575)   (3,897)   (6,025)   (8,065)
                                ------------------ -------------------
  Net cash provided by (used in)
   investing activities - GAAP
   basis                          $(695)  $(7,838)  $(4,460)     $918
                                ================== ===================


    CONTACT: Quovadx, Inc.
             Investor Contact:
             Larry Thede, 720-554-1346
             larry.thede@quovadx.com
             or
             Media Contact:
             Andrea Lashnits, 720-554-1246
             andrea.lashnits@quovadx.com